       POWER OF ATTORNEY  SEC SECTION 16 FILINGS

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of David S. Goldstein, Jacqueline M. Veneziani, Julie M. Bodmer and any other person holding the title of Chief Legal Counsel, Secretary or Assistant Secretary of Symetra Financial Corporation, as the undersigned's true and lawful attorney-in-fact (the "Attorney-in-Fact"), with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned's name, place and stead to:
       (1)    execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Symetra Financial Corporation or one or more of its subsidiaries (collectively, the "Corporation"), Forms 3, 4, and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder;
       (2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form3, 4, or 5, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;
       (3)    submit a Form ID for purposes of obtaining an EDGAR filing code, if necessary;
       (4)    seek or obtain, as the undersigned's representative and on the undersigned's behalf, information from any third party, including the Corporation, brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and
       (5)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as Attorney-in-Fact may approve in his or her discretion.
       The undersigned acknowledges that:
       (1)    this Power of Attorney authorizes, but does not require, the Attorney-in -Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;
       (2)    the foregoing Attorney-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.  Accordingly, the undersigned hereby agrees to indemnify each Attorney-in-Fact for and to hold each Attorney-in-Fact harmless against any loss, liability, penalty, claim, damage, settlement, judgment, cost or expense incurred on the Attorney-in-Fact's  part and arising out of or in connection with actions taken by such Attorney-in-Fact that are authorized hereunder, as determined in such Attorney-in-Fact discretion; and
       (3)    this Power of Attorney does not relieve the undersigned from responsibility from compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.
       The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
       This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, (a) unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact, or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th  day of February, 2013.

/s/ Lowndes A. Smith
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Lowndes A. Smith
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